EXHIBIT 10.3

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as **. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.


                        EXCLUSIVE DISTRIBUTION AGREEMENT


         This Exclusive Distribution Agreement (the "AGREEMENT"), effective as of September 1, 2002 (the "EFFECTIVE DATE"), is entered into by and between Water$avr Global Solutions Inc.. (hereinafter "WATER$AVR GLOBAL SOLUTIONS INC.), an Illinois corporation, a wholly owned subsidiary of Flexible Solutions Inc. a Nevada corporation ("Flexible Solutions"), having its principal place of business at P.O. 262, Charleston IL 61920 and Ondeo Nalco Company, (hereinafter "ONDEO NALCO") a Delaware corporation, having a place of business at Ondeo Nalco Center, Naperville, IL 60563. Water$aver Global Solutions, Inc. and Ondeo Nalco are sometimes each referred to herein as a "Party" and together as the "Parties".

                                    RECITALS

A. Water$avr Global Solutions Inc. has developed and sells chemical products for the reduction of water evaporation from water reservoirs;

B. Ondeo Nalco markets and sells water treatment and related chemicals and services; and

C. Water$avr Global Solutions Inc. wishes to appoint Ondeo Nalco as an exclusive distributor of its chemicals in certain markets and non-exclusive in other markets and Ondeo Nalco wishes to accept such appointment.

                                    AGREEMENT

         In consideration of the mutual promises contained herein, the Parties agree as follows:

1. DEFINITIONS. All definitions used herein shall apply to both the single and plural forms, as context may require. The following terms when used herein shall have the following meanings:

         1.1 "AFFILIATES" shall mean any parent or majority-owned subsidiaries, whether direct or indirect, of Ondeo Nalco or Water$avr Global Solutions Inc., as applicable.

         1.2 "CHEMICALS" shall mean those Water$avr Global Solutions Inc. chemical products and improvements thereto listed in EXHIBIT A.

         1.3 "CONFIDENTIAL  INFORMATION"  shall mean  information,  material and trade secrets proprietary to Water$avr Global Solutions Inc. or Ondeo Nalco (each, in such capacity, the "Disclosing Party") or to any related or affiliated entity of such party or designated as confidential by such party, whether or not owned or developed by such party, which the "Receiving Party" (defined as Ondeo Nalco, if Water$avr Global Solutions Inc. is the Disclosing Party, or Water$avr Global Solutions Inc., if Ondeo Nalco is the Disclosing Party) or any Affiliate of the Disclosing Party may obtain knowledge of or access to, through or as a result of its relationship with the Disclosing Party or with any related or affiliated entity thereof, or through physical access to any property of the Disclosing Party. Without limiting the generality of the foregoing, Confidential Information shall include, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing or still in development): customer lists, business strategies, discoveries, ideas, inventions, concepts, software in various states of development, designs, drawings, specifications, outlines, techniques, models, source code, object code, documentation, diagrams, flow charts, research, economic and financial analyses, developments, processes, procedures, know how, marketing techniques and materials, marketing and development plans, customer names and other information related to customers, price lists, pricing policies, financial information and employee files. Confidential Information shall also include any information described above which the Disclosing Party obtains from another party and which the Disclosing Party treats as proprietary or designates as Confidential Information, whether or not owned or developed by the Disclosing Party.

         1.5 "DOCUMENTATION" shall mean any marketing materials, reference materials, regulatory materials or other information describing or relating to the Chemicals.

         1.6 "END-CUSTOMER" shall mean a third party to whom Ondeo Nalco sells the Chemicals.

         1.7 "EXCLUSIVE MARKETS" shall mean End-Customer as shown on Exhibit B.

         1.8  "IMPROVEMENTS"  shall  mean  any  improvements,   enhancements  or
modifications made to the Chemicals.

         1.9 "INTELLECTUAL PROPERTY RIGHTS" collectively means any and all patents, patent registrations, business processes, data rights, copyrights, trade names, trademarks, trade secrets, know-how, mask works, or any other proprietary rights, whether registered or unregistered, arising or enforceable under U.S. law or the law of any other jurisdiction or international treaty regime.

         1.10 "PRICES" shall mean those prices for the Chemicals supplied by Water$avr Global Solutions Inc. to Ondeo Nalco or any Ondeo Nalco Affiliate pursuant to the terms of this Agreement, as detailed in EXHIBIT C. In no event shall Prices offered under this Agreement to Ondeo Nalco ever be greater than Prices offered to other distributors or re-sellers for the Services and Improvements sold by Water$avr Global Solutions Inc. to third parties or End-Customers for application Exclusive Field of Use.

         1.11 "SHARE OPTION AGREEMENT" shall mean an Agreement between Flexible Solutions and Ondeo Nalco for the grant of share options in the shares of Flexible Solutions Inc. (FXSO) as outlined in EXHIBIT D.

         1.12 "SPECIFICATIONS" shall mean those specifications for the Chemicals described in EXHIBIT E.

         1.13 "TERRITORY" shall mean Worldwide.

         1.14 "THRESHOLD AMOUNTS" shall mean those net amounts paid by Ondeo Nalco to Water$avr Global Solutions Inc. in the time frames indicated in EXHIBIT F.

         1.15  "TRADEMARKS" shall mean Water$avr, W$.

2.       APPOINTMENT OF ONDEO NALCO.

         2.1 APPOINTMENT. Water$avr Global Solutions Inc. hereby appoints Ondeo Nalco as a distributor of Chemicals in the Territory, and Ondeo Nalco hereby accepts such appointment. This appointment shall be exclusive for the Exclusive Markets and non-exclusive for all other markets. If at any time during this Agreement, Ondeo Nalco does not make purchases that meet the Thresholds in the 18 month time frame outlined in Exhibit F, the exclusive appointment for the Exclusive Markets shall convert to non-exclusive. Ondeo Nalco may delegate to or subcontract its Affiliates to perform its obligations under this Agreement without the consent of Water$avr Global Solutions Inc. As part of this Appointment, Water$avr Global Solutions Inc. shall provide the Documentation and all reasonable training and support necessary for Ondeo Nalco to distribute the Chemicals and shall regularly update such Documentation and training services as reasonably requested by Ondeo Nalco. Ondeo Nalco shall have no rights to sell Chemicals to customers in the agricultural industries or customers operating large retail businesses.

         2.2 FORECASTS. Nothing in this Agreement shall be interpreted to impose an obligation on Ondeo Nalco to make minimum sales or purchases.

         2.3 INCENTIVE PAYMENT. If Ondeo Nalco meets the Threshold requirements, Water$avr Global Solutions, Inc. shall pay Ondeo Nalco [____**_________________] Dollars ($______) (the "Incentive Payment"). The Incentive Payment shall be made no later than thirty (30) days after Ondeo Nalco meets the Threshold requirement of having sold **__ million pounds of Chemicals during the first 18 months of the Agreement. Interest shall accrue on the Incentive Payment at 1.5% per month for each month it is overdue. Water$aver shall not offset any amounts which it claims is owed by Ondeo Nalco against the Incentive Payment.



** Certain  information on this page has been omitted and filed  separately with
the  Securities  and  Exchange  Commission.   Confidential  treatment  has  been
requested with respect to the omitted portions.

3.       WATER$AVR GLOBAL SOLUTIONS INC. OBLIGATIONS

         3.1 DELIVERY. Water$avr Global Solutions Inc. shall sell and deliver the Chemicals to Ondeo Nalco at the destination specified by Ondeo Nalco or Ondeo Nalco's Affiliate, as applicable, by no later than fourteen (14) days after receipt of (1) a written purchase order of Ondeo Nalco or Ondeo Nalco's Affiliate or (2) a Ondeo Nalco or Ondeo Nalco's Affiliate's electronically transmitted purchase order. Delivery of the Products to Ondeo Nalco or Ondeo Nalco's Affiliate shall be F.O.B. at the manufacturing site or distribution center, as applicable. Time is of the essence of this Agreement.

         3.2 LEGAL COMPLIANCE. Water$avr Global Solutions Inc. will: (i) comply with all applicable international, national, state, regional and local laws and regulation with regard to the Chemicals and its other activities under this Agreement, (ii) obtain at its own expense all necessary permits, licenses, registration and approvals needed in connection with the Products and Services,
(iii) not engage in any illegal or unethical practice in designing, manufacturing or otherwise supplying the Products and Services.

         3.3 LABELING. Water$avr Global Solutions Inc. shall label the Chemicals sold to Ondeo Nalco hereunder in accordance with Ondeo Nalco's reasonable labeling instructions.

         3.4 WARRANTIES. In addition to those other warranties stated herein, Water$avr Global Solutions Inc. represents and warrants as follows: (a) the Chemicals shall be non-defective and shall meet the Specifications, (b) the Chemicals will, upon delivery and for sixty (60) days thereafter, (i) be of merchantable quality; (c) be fit for particular purpose for the Chemicals; and
(d) be produced and all services performed in compliance with applicable local, state and federal law, rule, regulation, standard or code including, but not limited to, environmental protection and occupational health and safety; and (e) title to the Product is free from any lien or encumbrance of any nature. All warranties shall survive inspection and acceptance of the Chemicals by Ondeo Nalco or the End Customer and no express warranties may be modified except by written agreement of the parties. If the Product does not conform to any of these warranties, then, in addition to all other remedies available at law or in equity, at Ondeo Nalco's option, Ondeo Nalco may return the Chemicals to Flexible Solutions for full credit or reimbursement or require Water$avr Global Solutions Inc. to repair or replace the defective Chemicals, at Water$avr Global Solutions Inc.' expense. The foregoing warranties and obligations shall also apply to the Chemicals supplied by Seller in such repair, replacement or re-performance. All warranties and indemnities provided in this Agreement shall survive any subsequent transfer of title to the Chemicals and shall be enforceable by the End Customer in every circumstance.

4.       ORDERS, SHIPMENT AND PAYMENT

         4.1 ORDERS. To order Chemical must deliver a written purchase order (each, an "ORDER").

         4.2 PAYMENT. Ondeo Nalco will pay the Prices for the Chemicals. For clarity, Ondeo Nalco shall have no obligation to pay for the Documentation and any training.

         4.3 SHIPMENT. Time is of the essence of this Agreement. Any additional packaging not specified in the Specifications, required by Ondeo Nalco, shall be at the expense of Ondeo Nalco.

         4.4 CHANGES. Water$avr Global Solutions Inc. may modify the Prices annually, but at no time may an increase in the Prices be greater than the relative increase in manufacturing costs as specified in the Manufacturing Agreement entered between Ondeo Nalco and Flexible Solutions on April 10, 2002.

         4.5 TAXES. All amounts invoiced hereunder exclude any applicable taxes. Ondeo Nalco agrees to pay, and to indemnify, and hold Water$avr Global Solutions Inc. harmless from, any sales, use excise, import or export, value added or similar tax or duty not based on Water$avr Global Solutions Inc.'s income, as well as the collection or withholding thereof, including penalties and interest, arising from payment of amounts due hereunder, and all government permit or license fees and all customs and similar fees levied upon the performance of the services performed hereunder and any costs associated with the collection of any of the foregoing. If Ondeo Nalco is required under applicable law to withhold taxes from any payment due under this Agreement, Ondeo Nalco will promptly notify Water$avr Global Solutions Inc. in writing of such obligation and provide Water$avr Global Solutions Inc. with official receipts evidencing the payment of the amount withheld to the appropriate government authority.

         4.6 LATE PAYMENTS. If Ondeo Nalco fails to make any payment when due, Water$avr Global Solutions Inc. may, without prejudice to its other rights, charge a late payment fee on the outstanding balance of one and one-half percent per month or the maximum rate allowed by law, whichever is less. All payments made by Ondeo Nalco must be made in U.S. dollars in immediately available funds.

5.       INTELLECTUAL PROPERTY

         5.1 LICENSE GRANTS.

            (A) Water$avr Global Solutions Inc. grants to Ondeo Nalco the paid-up right during the term of this Agreement to use the Trademarks in conjunction with its sales and marketing activities hereunder. Ondeo Nalco shall not, without Water$avr Global Solutions Inc.'s prior written consent, use any of the Trademarks in Ondeo Nalco's business name or in any other manner that suggests an affiliation between Ondeo Nalco and Water$avr Global Solutions Inc. other than that of independent Ondeo Nalco and supplier or in any manner that may give rise to a combination mark. Water$avr Global Solutions Inc. makes no representation or warranty as to the ownership, enforceability or validity of the Trademarks. Ondeo Nalco acknowledges and agrees that it does not have, and by virtue of this Agreement will not acquire, any right or title to, or goodwill or interest in, any Trademark, and that all use of the Trademarks by Ondeo Nalco will inure to the exclusive benefit of Water$avr Global Solutions Inc.. Ondeo Nalco shall not challenge or take any action inconsistent with Water$avr Global Solutions Inc.'s rights in the Trademarks and shall not do anything that may adversely affect the validity or enforcement of the Trademarks. Ondeo Nalco will not register or attempt to register any Trademark in any jurisdiction in the world, without the prior written consent of Water$avr Global Solutions Inc.. Ondeo Nalco will not use any Trademark in any manner that would tend to allow it to become generic or lose distinctiveness. Ondeo Nalco will comply with all reasonable policies and guidelines (including quality control guidelines) concerning use of the Trademarks that Water$avr Global Solutions Inc. may adopt from time to time.

         5.2 INDEMNIFICATION. Water$avr Global Solutions Inc. warrants that it owns or has rights to the Water$avr Global Solutions Inc. Confidential Information, Trademarks, Chemicals and Intellectual Property Rights relating to the Chemicals and Improvements. Water$avr Global Solutions Inc. shall defend, indemnify and hold harmless Ondeo Nalco, its agents, employees and representatives from any and all claims, demands, lawsuits, charges, losses or expenses that the Water$avr Global Solutions Inc. Confidential Information, Trademarks or Intellectual Property Rights infringe the rights of any third party. Water$avr Global Solutions Inc. warrants that no third party is infringing its rights in its Confidential Information, Trademarks, Chemicals and Intellectual Property Rights relating to the Chemicals and Improvements

6.       DOCUMENTATION

         6.1 DOCUMENTATION. Water$avr Global Solutions Inc. will provide Ondeo Nalco with one master copy of each item of the Documentation, in both hard copy and machine readable text. At Ondeo Nalco's sole expense, Ondeo Nalco will make copies of the Documentation, in whole or in part, or incorporate the Documentation into Ondeo Nalco's documentation but without any modification. Ondeo Nalco will make only the number of copies of the Documentation, or Ondeo Nalco's documentation, necessary for the purposes of this Agreement. Ondeo Nalco shall not modify the Documentation without Water$avr Global Solutions Inc.'s express written consent. Water$avr Global Solutions Inc. hereby grants to Ondeo Nalco a limited, non-exclusive, nontransferable license, without right to sublicense, during the Term to reproduce and distribute the Documentation to End-Customers in the Territory solely in connection with the marketing and sale of the Services and Web-Hosting Services.

7.       CONFIDENTIALITY

         7.1 CONFIDENTIAL INFORMATION. The parties acknowledge that in the course of performance of their obligations under this Agreement, each party (the "RECIPIENT") may obtain certain Confidential Information of the other party (the "DISCLOSING PARTY.) All such Confidential Information shall be protected and held in the strictest confidence and trust by the Recipient and not disclosed to any third parties; provided however, that Recipient may disclose the Disclosing Party's Confidential Information to employees, agents, consultants or subcontractors who have executed non-disclosure agreements with terms at least as restrictive as those set forth herein and who have a need to know such Confidential Information without the prior written permission of the Disclosing Party. Further, Confidential Information shall only be used for the purpose of performing obligations under this Agreement.

         7.2 EXCLUSIONS. Notwithstanding the foregoing, Confidential Information shall not include any information which the Recipient can prove is: (i) available to the public other than by breach of this Agreement by the Recipient;
(ii) rightfully received by the Recipient from a third party without confidential limitations; (iii) entirely and independently developed by employees or subcontractors of the Recipient having no access to or without the use of the Disclosing Party's Confidential Information; (iv) known to the Recipient prior to its first receipt of same from the Disclosing Party; (v) approved for release by written authorization of the Disclosing Party; or (vi) disclosed by reason of legal, accounting or regulatory requirements beyond the reasonable control of the Recipient or the Disclosing Party, provided however that if Recipient is required to disclose Confidential Information, Recipient shall promptly notify the Disclosing Party of the order or request and permit the Disclosing Party (at its own expense) to seek an appropriate protective order. Recipient shall reasonably cooperate with the Disclosing Party in seeking such protective order.

         7.3 PUBLICITY. Except as otherwise provided herein neither party shall disseminate any publication, news release or other public announcement, written or oral, whether in the public press, or stockholders' reports (if applicable), or otherwise, which references this Agreement, or the relationship embodied herein, without first securing the written permission of the other party, such permission not to be unreasonably withheld.

         8.  FORCE MAJEURE

         8.1 FORCE MAJEURE. The parties agree and acknowledge that there shall be no liability arising out of this Agreement attributable to forces beyond their reasonable control, including, without limitation, acts of God, riots, acts of terrorism, revolutions, war, power outages, government acts, fires, flood, epidemics, lockouts, strikes, or slowdowns.

         9.  INDEMNIFICATION

         9.1 BY WATER$AVR GLOBAL SOLUTIONS INC.. Water$avr Global Solutions Inc. hereby agrees to indemnify, defend and hold harmless Ondeo Nalco and its officers, directors, employees and agents from and against any and all claims, demands, causes of action, damages, costs, expenses, penalties, losses and liabilities (whether under a theory of negligence, strict liability, contract or otherwise) incurred by any such party (including, without limitation, reasonable attorney's and other third party fees) arising out of or related to any: (a) breach of representation or covenant stated herein, (b) its negligence or willful actors or omissions and (c) any third party claim that use of the Software or any Product by Ondeo Nalco or any End-Customer infringes any Intellectual Property Right of such third party. Should any product become, or in Water$avr Global Solutions Inc.'s opinion be likely to become, the subject of any such suit or action for infringement or if Ondeo Nalco or any End-Customer is enjoined from using any product, Water$avr Global Solutions Inc. may, at Water$avr Global Solutions Inc.'s sole option and expense: (a) procure for Ondeo Nalco the right to continue using such product; (b) replace or modify such Product so that it becomes non-infringing; or (c) if Water$avr Global

Solutions Inc. reasonably determines that (a) and (b) are not commercially feasible, then Water$avr Global Solutions Inc. may terminate this Agreement with no further obligation to Ondeo Nalco and refund any amounts prepaid by Ondeo Nalco for Services not actually rendered.

         9.2 BY ONDEO NALCO. Ondeo Nalco hereby agrees to indemnify, defend and hold harmless Water$avr Global Solutions Inc. and its officers, directors, employees and agents from and against any and all claims, demands, causes of action, damages, costs, expenses, penalties, losses and liabilities (whether under a theory of negligence, strict liability, contract or otherwise) incurred by any such party (including without limitation, reasonable attorneys' and other third party fees) arising out of or relating to: (i) any breach by Ondeo Nalco of its obligations or responsibilities under this Agreement; (ii) any claim of any End-Customer or any other third party arising from or related to the use, operation or performance of the System or any component thereof; or (iii) any claim by any third party arising out of or related to any of Ondeo Nalco's dealings with any End-Customer.

         9.3 PROCEDURES. For purposes of this Section 10, the party obligated to provide the indemnity described in this Section 10 will be referred to as the "INDEMNITOR" and the party receiving the benefit of such indemnity will be referred to as the "INDEMNITEE." The Indemnitor's obligations set forth in this
Section 10 are conditioned on (i) the Indemnitor's prompt written notice of any indemnified claim; (ii) the Indemnitee permitting the Indemnitor to assume and control the defense of the action, with counsel chosen by the Indemnitor (who must be reasonably acceptable to the Indemnitee); and (iii) Indemnitor not entering into any settlement or compromise that imposes liability on or affects the rights of Indemnitee of any such claim without the Indemnitee's prior written approval, not to be unreasonably withheld. Notwithstanding the Indemnitor's obligations to handle and defend all claims as set forth above, Indemnitee may, at its sole option, take whatever action it deems reasonable and appropriate in the handling, defense, or settlement of any claim, at Indemnitor's expense. However, the Indemnitee must notify the Indemnitor in writing of any proposed settlement of a claim.

         10. INSURANCE. Upon execution of this Agreement, Water$avr Global Solutions Inc. shall provide to Ondeo Nalco copies of insurance certificates for the policy coverage and insurance limits set forth below:

Coverage                                        Policy Limit
--------                                        ------------
Workers' Compensation                           statutory requirements

Employer's Liability                            to the extent included under
                                                Workers' Comp policy
Comprehensive General Liability
   -  bodily injury                             $4 million each occurrence
   -  property damage                           $4 million each occurrence

Property Damage                                 $4 million each occurrence

Comp Auto Liability
   -  Bodily injury                             $1 million per person/$1 million
                                                each occurrence




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
   -  Property damage                           $1 million each occurrence

Product Liability                               $2 million each occurrence

Umbrella Policy                                 $2 million aggregate

The Comprehensive General Liability, Product Liability and Umbrella Policy policies of insurance evidenced by the certificates described above shall contain a provision or endorsement stating that Ondeo Nalco shall be named as additional insured. Each certificate of insurance provided hereunder shall include a provision for ten (10) days prior written notice to Ondeo Nalco in advance of the cancellation thereof.

         11. LIMITATION OF LIABILITY. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER OR ANY THIRD PARTY FOR ANY LOST PROFITS, LOSS OF DATA, EQUIPMENT DOWNTIME, OR ANY OTHER SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR INCIDENTAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING OUT OF OR RELATED TO THIS AGREEMENT, AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

TERM AND TERMINATION

         12.1 TERM. The term of this Agreement will end on the fifth anniversary of the Effective Date, unless Ondeo Nalco notifies Water$avr Global Solutions Inc. that it wishes to extend the Term (the "TERM").

         12.2 TERMINATION. This Agreement may be terminated by either party effective immediately upon written notice to the other party if the other party:
(i) breaches any provision of this Agreement or and fails to cure such breach to the satisfaction of the terminating party within thirty (30) days after notice thereof from the terminating party; (ii) files a voluntary petition under any bankruptcy, insolvency or similar law, has an involuntary petition under any such law filed against it which is not dismissed within forty-five (45) days, or has a receiver, custodian or similar authority appointed to manage or dispose of its assets; (iii) becomes insolvent or is generally not paying its debts as such debts become due; or (iv) ceases to function as a going concern or to conduct its operations in the normal course of business.

         12.3 ONDEO NALCO TERMINATION RIGHT. Ondeo Nalco may terminate this Agreement at any time upon six (6) months written notice to Water$avr Global Solutions Inc..

         12.4  SURVIVAL.  Notwithstanding  the expiration or termination of this
Agreement,    the   representations   and   warranties,    indemnification   and
confidentiality obligations shall survive and continue.

         12.5 SHARE OPTION AGREEMENT. Upon expiration and/or termination of this agreement, all unexercised shares rights under the Share Option Agreement (Exhibit D) shall become null and void.

13.  GENERAL PROVISIONS

         13.1 RELATIONSHIP OF THE PARTIES. Water$avr Global Solutions Inc. is an independent contractor and is not an agent, joint venturer, partner or employee of Ondeo Nalco. The detailed manner and method of performing the Services are under the sole control of Water$avr Global Solutions Inc.

         13.2 CONFLICT. Any purchase order or other documents issued by Ondeo Nalco is for administrative convenience only. In the event any such purchase order or other document issued by Ondeo Nalco is in addition to or conflicts with any term or provision of this Agreement, this Agreement shall prevail and the additional or conflicting term is hereby rejected.

         13.3 SEVERABILITY. If any provision of this Agreement is found to be invalid, unlawful or unenforceable by a court of competent jurisdiction, such invalid term will be severed from the remaining portion of this Agreement, which will continue to be valid and enforceable to the fullest extent permitted by law.

         13.4 NOTICES. All notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed given when delivered personally, transmitted via facsimile transmission
         (fax) with verification of delivery or five (5) days after being deposited in the United States registered mail, postage prepaid and addressed as follows, or to such other address as each party may designate in writing:

                  If to WATER$AVR GLOBAL SOLUTIONS INC.:

                  Water$avr Global Solutions Inc.
                  P.O. Box 262
                  Charleston, IL 61920
                  ATTN: Patrick Grant
                  Facsimile:  (250) 477-9912


                  If to ONDEO NALCO:

                  ONDEO NALCO COMPANY
                  Ondeo Nalco Center
                  Naperville, IL  60563
                  -----------------------
                  Attention: General Counsel
                  Facsimile:630-305-2985


13.5 GOVERNING LAW. This Agreement will be governed by and construed solely and exclusively under the laws of the State of Illinois, without reference to conflict of law principles. Both parties agree to submit to exclusive jurisdiction in the State of Illinois, and further agree that any and all disputes arising under or related to this Agreement shall be brought and resolved solely and exclusively in the State of Illinois.

13.6 ENTIRE AGREEMENT. This Agreement and the Exhibit contain the entire agreement and understanding between the parties with respect to the subject matter hereof and merges and supersedes all prior or contemporaneous agreements, understandings, and representations. No addition or modification to this Agreement is valid unless made in writing and signed by both parties hereto.

13.7 HEADINGS AND REFERENCES. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to Sections and Exhibits will, unless otherwise provided, refer to Sections hereof and Exhibits hereto, all of which are incorporated herein by this reference.

13.8 AUTHORITY. The parties executing this Agreement on behalf of Water$avr Global Solutions Inc. and Ondeo Nalco warrant that they have the authority to enter into this Agreement and to bind their respective company to all of the terms and conditions of this Agreement.

13.9 WAIVER. The failure of either party to require performance by the other party of any provision hereof will not affect the full right to require such performance at any time thereafter; nor will the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

13.10 NON-EXCLUSIVITY. Except as otherwise indicated herein, Ondeo Nalco acknowledges and agrees that Water$avr Global Solutions Inc. has the right to, may be and could be performing services for businesses other than Ondeo Nalco including, without limitation, other companies engaged in businesses or with applications similar to that of Ondeo Nalco. Except as otherwise prohibited herein, this Agreement shall not prohibit Water$avr Global Solutions Inc. from performing services for such other businesses wherever located or related to such applications or from utilizing any Water$avr Global Solutions Inc. technology or Intellectual Property Rights for such purpose.

13.11 ASSIGNMENT. Neither party shall assign or delegate this Agreement, in whole or in part, without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that Water$avr Global Solutions Inc. may delegate certain of its obligations hereunder to independent subcontractors; provided, further, however that either party may assign this Agreement to a parent, subsidiary, or successor-in-interest to its business (whether by merger, acquisition, consolidation, or sale of substantially all of the assets of such party) if such assignee assumes in writing all of the obligations of the assignor hereunder. Any attempted assignment or delegation in violation of the preceding sentence will be null and void. Subject to the foregoing, this Agreement shall be binding on and inure to the benefit of the parties and their respective successors and permitted assigns.

13.12 INJUNCTIVE RELIEF. Notwithstanding any other provision of this Agreement, a breach of Section 7.1 or 9 will cause irreparable harm to the non-breaching party. Therefore, any such attempted or actual breach shall entitle the non-breaching party to seek, wherever it deems appropriate, injunctive relief in addition to all other remedies available.

13.13 BOARD APPROVAL CONDITION. This Agreement is conditioned upon the approval of the Board of Directors of Flexible Solutions being obtained on or before September 1, 2002. In the event that such approval is not obtained by that date, and written notice of such approval provided to Ondeo Nalco, this Agreement shall be considered null and void.



                                    GUARANTEE

In consideration for Ondeo Nalco entering into this Agreement, Flexible Solutions hereby absolutely and unconditionally guarantees the obligations and commitments of Water$avr Global Solutions, Inc. to be performed in strict accordance with the terms stated herein. Flexible Solutions waives any notice of the acceptance of this guaranty and the incurring of obligations, and waives presentment, demand, protest or notice of dishonor, nonpayment or other default. There shall be no requirement for, and Flexible Solutions waives any requirement, for Ondeo Nalco to make any demand on or pursue or exhaust any rights against Water$avr Global Solutions, Inc.



                           [SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the Effective Date.


FLEXIBLE  SOLUTIONS INC.                  ONDEO NALCO COMPANY


By:                                       By:
    ------------------------------------       ---------------------------------

Name:                                     Name:
      ----------------------------------        --------------------------------

Title:                                    Title:
       ---------------------------------         -------------------------------



WATER$AVR GLOBAL SOLUTIONS, INC.


By:
    ------------------------------------

Name:
      ----------------------------------

Title:
       ---------------------------------

                                    EXHIBIT A
                                    ---------
                                    Chemicals


Initial Product Specifications and Packaging (subject to review based on subsequent manufactured batches; provided that any changes shall be agreed in writing)

RAW MATERIALS:

Hydrated Lime (90% by weight)

     NSF 60 or Food Grade

     Minimum CA (OH)2 content of 95%

     Minimum % Passing through a 200 mesh screen of 90%

Cetyl Alcohol (5% by weight)

Food Grade or Pharmaceutical Grade

Minimum C-16 content of 90%

Stearyl Alcohol (5% by weight)

     Food Grade or Pharmaceutical Grade

     Minimum C-18 content of 90%

PACKAGING:

50 pound Kraft paper / HDPE multi wall bags to be palletized at 40 bags per pallet (2,000 lbs. per pallet)

Polypropylene Super Sacks to contain 2,000 lbs. each.

FINISHED PRODUCT:

Particle Size     Minimum of 80% pass through a 100 mesh screen using a Ro-Tap
                  Machine

Friability        Particles  not passing the 100 mesh screen  should be
                  pressed/rolled with 1" diameter steel roller to ensure remaining particles are friable

                                    EXHIBIT B
                                    ---------
                                Exclusive Markets



Exclusive Markets assigned to Ondeo Nalco:





        Municipal Market in Canada and the United States of America

        Mineral & Mining Industries in all countries except:

          India, Pakistan, Bangladesh, Sri Lanka, Nepal, Bhutan, Mauritius, Malaysia & Singapore



Non-Exclusive Markets Assigned to Ondeo Nalco include all markets in all countries with the exception of the following countries:

         India, Pakistan, Bangladesh, Sri Lanka, Nepal, Bhutan, Mauritius, Malaysia & Singapore



In the event that Water$avr Global Solutions Inc. negotiates an exclusive distributorship with another distributor in a non-exclusive market and/or country, Water$aver Global Solutions, Inc. shall provide Ondeo Nalco notice of such pending exclusive distributorship and permit Ondeo Nalco a thirty day right to accept the exclusive arrangement on the same terms and conditions, before Water$aver Global Solutions, Inc. enters into the agreement with the third party. If Water$aver Global Solutions, Inc. enters into an exclusive distributorship with a third party for the municipal markets outside of North America in all or most of the material first-world countries in Europe and Asia, then the Thresholds shall be reduced by 25% for purposes of this Agreement and the Share Option Agreement. If Water$aver Global Solutions, Inc. enters into an exclusive distributorship for any smaller municipal territory outside of North America, for each such agreement the Thresholds shall be reduced by 5%, up to a total reduction of 25%, for purposes of this Agreement and the Share Option Agreement.

                                    EXHIBIT C
                                    ---------
                                     Prices



Water$avr               all packages                        $**/# F.O.B. Plant







** Certain  information on this page has been omitted and filed  separately with
the  Securities  and  Exchange  Commission.   Confidential  treatment  has  been
requested with respect to the omitted portions.

                                    EXHIBIT D
                                    ---------
                             Share Option Agreement



1. Upon the Effective Date of the Distribution Agreement - Ondeo Nalco has the option to purchase 1,000,000 shares of FXSO common stock at $4.25/share. To exercise this option , Ondeo Nalco has to meet the following covenants:
           a. The Distributorship Agreement has not been terminated for reason of a default by Ondeo Nalco.
           b. If the price of FXSO stock reaches $6.75/share, and closes at or above $6.75/share for five consecutive business days, Ondeo Nalco must exercise this option or forfeit rights to option within 60 calendar days of the fifth consecutive day specified above.


2. If the threshold sales levels specified in Exhibit F, are attained by Ondeo Nalco during the initial term covered by this agreement, then an option for 1,000,000 shares of FXSO will be granted to Ondeo Nalco with a strike price of $5.50/share. To exercise this option, Ondeo Nalco has to meet the following covenants:
           a. The Distributorship Agreement has not been terminated for reason for a default by Ondeo Nalco.
           b. If the share price of FXSO closes above $8.00/share for five consecutive business days, then Ondeo Nalco must exercise this option within 60 calendar days or forfeit its option. If the price of FXSO shares is already above $8.00/share for five consecutive days at the time this option ripens, Ondeo Nalco shall have 90 calendar days from the time the option ripens to exercise.

The parties will promptly, and in good faith after the execution of this Agreement prepare a written agreement to reflect the terms and conditions of this option, and if such written option agreement is not executed on or before October 1, 2002, Ondeo Nalco shall have the right to terminate this Distributorship Agreement.

                                    EXHIBIT E
                                    ---------
                                 Specifications



FINISHED PRODUCT:

Particle Size              Minimum of 80% pass through a 100 mesh screen using a
                           Ro-Tap Machine

Friability                 Particles  not passing the 100 mesh screen  should be
                           pressed/rolled with 1" diameter steel roller to ensure remaining particles are friable

The Products shall be fit for their intended purpose.

                                    EXHIBIT F
                                    ---------
                                Threshold Amounts





The following threshold pounds are required to maintain this agreement as exclusive:

 (Time frame starting with the effective date of this agreement)



Time Frame                      Period Amount           Cumulative Total Amount

6 Months                           **_______#                 **_______#

12 Months                          **_______#                 **_______#

18 Months                          **_______#                 **_______#

18 - 30 Months                     **_______#                 **_______#

31 Months - 42 Months              **_______#                 **_______#

43 Months -  54 Months             **_______#                 **_______#

55 Months - 60 Months              **_______#                 **_______#








** Certain  information on this page has been omitted and filed  separately with
the  Securities  and  Exchange  Commission.   Confidential  treatment  has  been
requested with respect to the omitted portions.